Exhibit 10.2

NEIGHBORHOOD BUSINESS DEVELOPMENT PROGRAM

DISBURSEMENT AGREEMENT

THIS NEIGHBORHOOD BUSINESS DEVELOPMENT PROGRAM DISBURSEMENT AGREEMENT (this “Agreement”) is made as of the 17th day of May, 2022, by and between CLENE NANOMEDICINE, INC., a Delaware corporation (the “Borrower”) and the DEPARTMENT OF HOUSING AND COMMUNITY DEVELOPMENT, a principal department of the State of Maryland (“DHCD”).

Recitals

A. DHCD has agreed to make a loan to the Borrower in the maximum principal amount of Three Million and 00/100 Dollars ($3,000,000) (the “Loan”), evidenced by a commercial promissory note of even date executed by the Borrower payable to DHCD in the principal amount of the Loan (the “Note”) and secured by certain personal property (the “Assets”) related to the production of pharmaceutical drugs to treat Multiple Sclerosis, ALS and Parkinson’s disease and more particularly described in a security agreement (the “Security Agreement”) of even date herewith.

B. The Loan is being made by DHCD to the Borrower under DHCD's Neighborhood Business Development Program pursuant to §§6-301 through 6-311 in of the Housing and Community Development Article of the Annotated Code of Maryland, as amended, and the regulations promulgated thereunder (collectively, the “Act”).

C. The Loan shall be used to purchase the Assets.

D. DHCD has agreed to provide the Loan, and to disburse the proceeds of the Loan to the Borrower, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Recitals and for other good and valuable considerations, the receipt, adequacy, and sufficiency of which are hereby acknowledged, DHCD and the Borrower hereby agree as follows:

1.
The Loan. The terms, conditions, obligations, and responsibilities set forth in this Agreement shall continue and remain in force until all amounts due under the Note have been paid in full and performed. Subject to the terms of this Agreement, the Borrower shall use the proceeds of the Loan to purchase the Assets.
2.
Completion Date. The Borrower agrees to submit Disbursement Requests (defined below) to purchase the Assets within two (2) years from the date of this Agreement (the “Completion Date”). The Completion Date for purchasing the Assets may be extended with the prior written consent of DHCD, and subject to such conditions as DHCD may require.
3.
Disbursements. DHCD shall disburse Loan funds to the Borrower (each, a “Disbursement”) pursuant to the Disbursement Request attached hereto as Exhibit A, for the approved purchases, upon the Borrower's written request delivered to DHCD (the “Disbursement Request”). Each Disbursement Request must be accompanied by documentation acceptable to DHCD which identifies the items purchased or to be purchased with the Loan proceeds, including a bill of sale or invoice, serial number (if applicable), and any other information required by DHCD. DHCD may, in its sole discretion, require that the financing statements or priority of liens agreement with other lenders relating to the Assets be amended to include the items Borrower has purchased or intends to purchase prior to disbursing the Loan funds for such purchase.
3.1.
Inspections. DHCD and its agents shall have the right to enter the premises on which the Assets are located to ascertain that the Borrower is maintaining the Assets in accordance with the Security Agreement, the Note and any other document executed in connection with the Loan (the “Loan Documents”).

3.2.
Use of Proceeds. The Borrower covenants to use all Disbursements solely for the purpose or purposes set forth in the applicable Disbursement Request.
3.3.
Undisbursed Proceeds. If the Loan proceeds have not been disbursed by the Completion Date, DHCD shall reduce the Loan amount by any undisbursed Loan proceeds.
3.4.
No Obligation to Disburse. DHCD shall have no obligation to disburse Loan proceeds other than as set forth in this Agreement.
3.5.
Security Agreement and Financing Statements. Prior to approving a Disbursement Request, DHCD may require, in its sole discretion, that the parties (i) amend the Security Agreement; and (ii) supplement the financing statements filed in the Maryland State Department of Assessments and Taxation and/or recorded among the land records of Cecil County, in order to describe the Asset(s) that have been or will be purchased with the proceeds of such Disbursement Request.
3.6.
Insurance. The Borrower will insure the Assets against such casualties and risks in such form and amount as may from time to time be required by DHCD. Within ten (10) days of the purchase or commencement of installation of any Asset, Borrower will provide to DHCD evidence of such insurance, with an endorsement page naming DHCD as lender’s loss payable, in amounts and with coverages acceptable to DHCD, to cover potential loss or damage to such Asset. DHCD may, in its sole discretion, withhold disbursement to purchase or reimburse Borrower for an Asset until it has received satisfactory evidence of insurance.
4.
Conditions Precedent To All Disbursements. DHCD shall not be obligated make a Disbursement unless the Borrower is in full compliance with the terms of, and no Event of Default or default shall be then occurring, under the Loan Documents.
5.
Special Covenants.
5.1.
Title to Assets. The Borrower agrees that it is, or upon purchase, will be the sole owner of the Assets and has good and marketable title to the Assets free and clear of all liens, security interests, and other encumbrances except those in favor of DHCD and those previously disclosed to DHCD in writing.
5.2.
Neighborhood Business Development Program. The Borrower agrees to adhere to and comply with the Act.
6.
Defaults and Remedies.
6.1.
Event of Default. It shall be an Event of Default under this Agreement if:
(a)
The Borrower fails to purchase the Assets on or before the Completion Date, as may be extended from time to time;
(b)
The Borrower or any other party fails to comply with the terms, requirements, conditions, and covenants of any of the Loan Documents; or
(c)
Any representation made in any document submitted to DHCD in connection with the Loan is determined by DHCD to have been untrue when made or at any time after that becomes untrue in a material, adverse manner.
6.2.
Remedies. Upon the occurrence of an Event of Default hereunder, DHCD may, in addition to any other rights and remedies it may have against the Borrower under any of the other Loan Documents, at law or in equity:
(a)
Terminate this Agreement and seek repayment of sums advanced;

(b)
Withhold further disbursement of the Loan until such Event of Default is cured; and
(c)
Apply any funds of the Borrower to any sums due under any of the Loan Documents.
6.3.
Attorney-in-Fact. The Borrower hereby constitutes and appoints DHCD its true and lawful attorney-in-fact, with full power of substitution, which appointment is deemed coupled with an interest and is irrevocable, to carry out any of actions set forth in Section 6.2 above.
6.4.
Payment of Expenses. Any sums expended by DHCD to enforce any of the provisions of any of the Loan Documents and any of DHCD's rights and remedies thereunder, shall be added to the principal sum due under the Note, are secured by the Security Agreement, considered as additional financing, and must be repaid by the Borrower.
7.
Miscellaneous. This Agreement shall be governed by, and construed under, the internal laws of the State of Maryland without regard to its principles of conflict of laws. Except as otherwise provided herein, whenever any approval or notice by DHCD is required or permitted, only the Secretary of DHCD or an authorized designee shall have the power and right to approve, give notice, or act on behalf of DHCD. This Agreement shall be binding on the parties hereto and their respective successors and DHCD's assigns. No failure by DHCD to exercise and no delay in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The Borrower agrees to indemnify and hold DHCD harmless against any and all claims of bodily injury and property damage arising during construction or rehabilitation, and any other costs, expenses, or claims, and to include DHCD as an additional insured in all liability insurance. Within five (5) business days after demand, the Borrower will furnish to DHCD a written statement, duly acknowledged, of the amounts advanced to it under this Agreement and whether any offsets or defenses exist thereunder. All notices to the Borrower shall be sent registered or certified mail, postage prepaid, return receipt requested, to the Borrower’s address set forth in the Security Agreement, and shall be effective when mailed. Any notice, request, or demand made to the Borrower, in fact received, shall be sufficient notice, request, or demand. All notices to DHCD shall be effective when written notice is received in hand by DHCD. Either party may change its address by giving notice to the other. Time is of the essence of this Agreement. No amendment or modification to this Agreement shall be effective unless in writing, executed by the Borrower and DHCD. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original but all of which shall constitute one and the same instrument.

[Signature(s) to follow on next page]

IN WITNESS WHEREOF, the Borrower and DHCD have executed this Agreement.

WITNESS/ATTEST:	CLENE NANOMEDICINE, INC., a Delaware corporation

s/ Morgan Brown	By:	s/ Robert Etherington	(SEAL)
Robert Etherington, President and Chief Executive Officer

DEPARTMENT OF HOUSING AND COMMUNITY DEVELOPMENT, a principal department of the State of Maryland

	By:	s/ Michael J. Haloskey, III	(SEAL)
Michael J. Haloskey, III, Director
Business Lending Programs

Exhibit A

[Omitted pursuant to Regulation S-K, Item 601(a)(5). We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]